UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 29, 2025

AVADEL PHARMACEUTICALS PLC

(Exact name of registrant as specified in its charter)

Ireland	001-37977	98-1341933
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

10 Earlsfort Terrace Dublin 2, Ireland, D02 T380	Not Applicable
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +353 1 901-5201

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, nominal value $0.01 per share	AVDL	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On August 29, 2025, Avadel Pharmaceuticals plc (the “Company”) entered into an exclusive global license agreement (the “License Agreement”) with XWPharma Ltd. (“XWPharma”) for the development and commercialization of valiloxybate, a GABAB receptor agonist, in all indications, including the treatment of sleep disorders, such as narcolepsy and idiopathic hypersomnia (“IH”). Under the terms of the License Agreement, XWPharma grants the Company an exclusive global license to develop, manufacture and commercialize valiloxybate worldwide, excluding mainland China, Hong Kong and Macau.

XWPharma received an upfront payment of $15 million to date and will receive an additional upfront payment of $5 million from the Company in the fourth quarter of 2025. XWPharma is eligible to receive milestone payments associated with certain development milestones of up to $30 million. The Company also agreed to pay XWPharma up to an aggregate of $155 million in performance-based tiered sales milestones for first achievement of annual net sales up to $750 million. For first achievement of annual net sales exceeding $750 million and up to $3.5 billion, the Company will pay XWPharma certain performance-based sales milestone payments equal to 10% of each of those sales milestones. In addition, the Company agreed to pay tiered royalties ranging from high-single digit to mid-teens, as a percentage of annual net sales of the licensed products, and also an additional $10 million milestone payment after the first commercial sale in the U.S. for each indication beyond narcolepsy and IH following the U.S. Food and Drug Administration’s approval for same.

Unless earlier terminated, the term of the License Agreement will continue until expiration of the last royalty term for the applicable product in the applicable country. The License Agreement is subject to customary termination provisions, including termination by a party for the other party’s uncured, material breach. Additionally, subject to a notice period, the Company may terminate the License Agreement for convenience.

The License Agreement also includes customary representations and warranties, covenants and indemnification obligations.

The foregoing summary of the terms of the License Agreement is qualified in its entirety by reference to the full text of the License Agreement, a copy of which the Company intends to file as an exhibit to its Quarterly Report on Form 10-Q for the quarter ending September 30, 2025.

Item 7.01. Regulation FD Disclosure.

On September 3, 2025, the Company issued a press release entitled “Avadel Pharmaceuticals Strengthens Sleep Medicine Portfolio with Exclusive License of Valiloxybate from XWPharma Ltd.” A copy of the press release is furnished as Exhibit 99.1 to this Current Report on the Form 8-K.

The information in this Item 7.01, including Exhibit 99.1 attached hereto, is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Cautionary Disclosure Regarding Forward-Looking Statements

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements relate to our future expectations, beliefs, plans, strategies, objectives, results, conditions, financial performance, prospects or other events. Such forward-looking statements include, but are not limited to, statements regarding the Company’s expectations about the License Agreement, including upfront, milestone and royalty payments. In some cases, forward-looking statements can be identified by the use of words such as “will,” “may,” “could,” “believe,” “expect,” “look forward,” “on track,” “guidance,” “anticipate,” “estimate,” “project,” “next steps” and similar expressions and the negatives thereof (if applicable).

The Company’s forward-looking statements are based on estimates and assumptions that are made within the bounds of our knowledge of our business and operations and that we consider reasonable. However, the Company’s business and operations are subject to significant risks, and, as a result, there can be no assurance that actual results and the results of the company’s business and operations will not differ materially from the results contemplated in such forward-looking statements. Factors that could cause actual results to differ from expectations in the Company’s forward-looking statements include the risks and uncertainties described in the “Risk Factors” section of Part I, Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, which was filed with the Securities and Exchange Commission (SEC) on March 3, 2025, and subsequent SEC filings. Forward-looking statements speak only as of the date they are made and are not guarantees of future performance. Accordingly, you should not place undue reliance on forward-looking statements. The Company does not undertake any obligation to publicly update or revise our forward-looking statements, except as required by law.

Item 9.01. Exhibits

(d) Exhibits

99.1	Press release issued by Avadel Pharmaceuticals plc on September 3, 2025.
104	Cover Page Interactive Data File (embedded with the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVADEL PHARMACEUTICALS PLC

	By:	/s/ Jerad G. Seurer
Date: September 3, 2025		Name:	Jerad G. Seurer
		Title:	General Counsel & Corporate Secretary